INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.1.1

AMENDMENT TO

THE BROKER AGREEMENT FOR CONSUMER DISCLOSURE

This Amendment to the Broker Agreement for Consumer Disclosure (“Amendment”), which is dated and effective the 1st day of January, 2013, (“Amendment Effective Date”) amends the Broker Agreement for Consumer Disclosure (“Agreement”) by and between Equifax Information Services LLC (“Equifax”) and Intersections Inc. (“Intersections”) dated January 1, 2012.

WHEREAS, Equifax and Intersections desire to amend the Agreement to modify existing terms;

WHEREAS, other than amending the Agreement as set forth below, the parties desire to reaffirm each of the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	TERM.

The parties agree that the Agreement shall continue for an additional two (2) years from the Amendment Effective Date. The rates for this Renewal Term are set forth in Section 2. Intersections may, at its election, renew the Agreement for an additional one (1) year by providing sixty (60) days prior written notice of its election to renew to Equifax. If Broker terminates the Agreement in breach of this provision, Broker shall pay all unpaid minimum amounts owed during the Renewal Term.

2.	PRICING.

Schedule D is deleted in its entirety including any attachments and is replaced by the Schedule D attached to this amendment. Schedule D attached sets forth the current prices for Equifax Credit Information and Authentication Service as of the Amendment Effective Date. If Intersections elects to renew the Agreement for a third year, the fees charged for year three (3) of the annual subscription shall be as set forth in Schedule D.

3.	Effect of the Amendment. The Agreement and all of its terms and conditions, as amended by this Amendment, shall remain in full force and effect. If there is a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year indicated above intending to be bound by all of the terms and conditions of this Amendment.

Equifax Information Services, LLC

By:
Name:	Laurie L. Kolb
Title:	SVP
Date:	1/14/2013

Intersections Inc.

By:
Name:	Steve Schwartz
Title:	President, Partner Services
Date:	January 10, 2013

Intersections Amendment to Broker Agreement

RES 19146 LRD 12.19.12

SCHEDULE D

PRICING

This Pricing Schedule (“Schedule D”) sets the prices for Equifax Credit Information and the Authentication Service as of the Amendment Effective Date. All capitalized terms used but not defined in this Pricing Agreement are defined as in the Agreement. Broker agrees to abide by the additional terms and conditions of this Schedule D.

**

**	This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE D

SCHEDULE D

SCHEDULE D